As filed with the Securities and Exchange Commission on May 22, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Town Sports International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0640002

(State of incorporation or organization)	(IRS Employer Identification No.)

888 Seventh Avenue (25th Floor), New York, New York	10106

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-126428
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

Title of Class

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities of Town Sports International Holdings, Inc. (the “Company”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-126428) (the “Form S-1”) originally filed with the Securities and Exchange Commission on July 6, 2005, as subsequently amended, which information is hereby incorporated herein by reference.
Item 2. Exhibits.
     The documents listed below are filed as exhibits to this Registration Statement:
Exhibit No.

3.1*	Amended and Restated Certificate of Incorporation

3.2*	Form of Certificate of Incorporation to be in effect upon the closing of the offering to which the Form S-1 relates

3.3*	Bylaws

3.4*	Form of Bylaws to be in effect upon the closing of the offering to which the Form S-1 relates

4.3	See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock of the registrant

4.5*	Specimen Common Stock certificate

10.8*	Registration Rights Agreement dated as of February 4, 2004, as amended

10.9*	Amendment No. 1 to the Registration Rights Agreement dated as of March 23, 2006

*	Incorporated herein by reference to the identically numbered exhibit in the Form S-1.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 22, 2006	TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

	By:	/s/ RICHARD G. PYLE

Name: Richard G. Pyle
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.

3.1*	Amended and Restated Certificate of Incorporation

3.2*	Form of Certificate of Incorporation to be in effect upon the closing of the offering to which the Form S-1 relates

3.3*	Bylaws

3.4*	Form of Bylaws to be in effect upon the closing of the offering to which the Form S-1 relates

4.3	See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock of the registrant

4.5*	Specimen Common Stock certificate

10.8*	Registration Rights Agreement dated as of February 4, 2004, as amended

10.9*	Amendment No. 1 to the Registration Rights Agreement dated as of March 23, 2006

*	Incorporated herein by reference to the identically numbered exhibit in the Form S-1.